UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2012

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Liberty Avenue Union, New Jersey	07083
(Address of principal executive offices)	(Zip code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

As previously disclosed in a Current Report on Form 8-K filed on May 9, 2012, Bed Bath & Beyond Inc. (“Bed Bath”) entered into an Agreement and Plan of Merger on May 8, 2012 (the “Merger Agreement”) with Cost Plus, Inc., a California Corporation (“Cost Plus”) and Blue Coral Acquisition Corp., a California corporation and a wholly-owned subsidiary of Bed Bath (“Merger Sub”), pursuant to which Merger Sub commenced a cash tender offer to purchase all of the outstanding shares of common stock of Cost Plus, par value $0.01 per share, upon the terms and conditions set forth in the Offer to Purchase, dated May 25, 2012, and the related Letter of Transmittal (together with any amendments or supplements to the foregoing, the “Offer”).

On June 29, 2012, Bed Bath issued a press release announcing the successful completion of the Offer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

	99.1	Press Release issued by Bed Bath & Beyond Inc. on June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: June 29, 2012	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Bed Bath & Beyond Inc. on June 29, 2012.